CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-1 for Wound Management Technologies, Inc. (formerly MB Software Corporation), of our report dated March 28, 2008, relating to the December 31, 2007 financial statements of MB Software Corporation (now known as Wound Management Technologies, Inc.), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
June 9, 2008